EXHIBIT 99.1

Offshore Logistics, Inc.
224 Rue De Jean – 70508
Post Office Box 5C
Lafayette, Louisiana 70505
Tel: (337) 233-1221
Fax: (337) 235-6678

PRESS RELEASE

OFFSHORE LOGISTICS, INC.
ANNOUNCES PROPOSED SALE OF
$200 MILLION TEN YEAR SENIOR NOTES

LAFAYETTE, LOUISIANA (June 8, 2003) – Offshore Logistics, Inc. (NYSE: OLG) (the “Company”) today announced that it intends to offer $200 million of a new issue of senior notes due 2013 for sale in a private placement, subject to market and other conditions. The notes will be guaranteed by certain of the Company’s U.S. subsidiaries.

The Company intends to use the net proceeds of the offering to redeem in full its $100 million outstanding 7 7/8% senior notes due 2008 and its $90.9 million outstanding 6% convertible subordinated notes due 2003, in each case including related redemption premium. The 6% convertible subordinated notes mature in December 2003, and the 7 7/8% senior notes mature in January 2008.

The offering will be made only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended, and to non-U.S. persons in reliance on Regulation S under the Securities Act. The offering is expected to close during June 2003.

This announcement is neither an offer to sell nor a solicitation of an offer to purchase any of the securities to be offered. The securities to be offered will not be registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

     This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements about the Company’s future business, strategy, operations, capabilities and results; financial projections; plans and objectives of the Company’s management; expected actions by the Company and by third parties, including the Company’s customers, competitors and regulators; and other matters. Some of the forward-looking statements can be identified by the use of words such as believes, belief, expects, plans, anticipates, intends, projects, estimates, may, might, would, could or other similar words. All statements in this press release other than statements of historical fact or historical financial results are forward-looking statements. The forward-looking statements contained in this press release reflect the Company’s views and assumptions on the date of this press release regarding future events and operating performance. The Company believes that they are reasonable, but they involve known and unknown risks, uncertainties and other factors, many of which are beyond the Company’s control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Accordingly, you should not put undue reliance on any forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, including but not limited to the Company’s report on Form 10-K for the fiscal year ended March 31, 2003. A copy of these filings may be obtained by contacting the Company or the SEC.

Investor Relations Contact:
H. Eddy Dupuis
Phone: (337) 233-1221
Fax: (337) 235-6678
investorrelations@olog.com